Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of August 4, 2016 by and among Western Investment Hedged Partners L.P., a Delaware limited partnership, Western Investment Total Return Partners L.P., a Delaware limited partnership, Western Investment LLC, a Delaware limited liability company (“Western Investment”), Arthur D. Lipson, Benchmark Plus Institutional Partners, L.L.C., a Delaware limited liability company, Benchmark Plus Management, L.L.C., a Delaware limited liability company, Robert Ferguson and Matthew Crouse and Neil Chelo (collectively, the “Existing Members”) and Lynn D. Schultz (the “New Member”).

WHEREAS, the Existing Members are parties to that certain Joint Filing and Solicitation Agreement dated as of April 18, 2016 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purposes of seeking representation on the Board of Trustees (the “Board”) of Deutsche Multi-Market Income Trust (the “Fund”) and seeking stockholder approval of certain business proposals at the 2016 annual meeting of stockholders of the Fund (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2016 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing; and

WHEREAS, the New Member desires to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.         Effective immediately, the New Member is joined as a party to the Agreement.

2.         The New Member agrees to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.         This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signature page on next page]

WESTERN INVESTMENT LLC

By:	/s/ Arthur D. Lipson
	Name:	Arthur D. Lipson
	Title:	Managing Member

WESTERN INVESTMENT HEDGED PARTNERS L.P.

By:	Western Investment LLC
General Partner

By:	/s/ Arthur D. Lipson
	Name:	Arthur D. Lipson
	Title:	Managing Member

WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.

By:	Western Investment LLC
General Partner

By:	/s/ Arthur D. Lipson
	Name:	Arthur D. Lipson
	Title:	Managing Member

/s/ Arthur D. Lipson
ARTHUR D. LIPSON, Individually and as attorney-in-fact for Matthew S. Crouse and Lynn D. Schultz

BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.

By:	Benchmark Plus Management, L.L.C.
Managing Member

By:	/s/ Robert Ferguson
	Name:	Robert Ferguson
	Title:	Manager

BENCHMARK PLUS MANAGEMENT, L.L.C.

By:	/s/ Robert Ferguson
	Name:	Robert Ferguson
	Title:	Manager

/s/ Robert Ferguson
ROBERT FERGUSON, Individually and as attorney-in-fact for Neil R. Chelo

Signature Page to Joinder Agreement